EXHIBIT 99.1

Contact:
Luminent Mortgage Capital, Inc.
Christopher J. Zyda
Senior Vice President &
Chief Financial Officer
Phone: (415) 217-4500
Email: ir@luminentcapital.com

LUMINENT MORTGAGE CAPITAL REPURCHASES
OVER TWO MILLION SHARES AND ANNOUNCES AN
ADDITIONAL FIVE MILLION SHARE REPURCHASE PROGRAM

SAN FRANCISCO, CA, May 8, 2007 - Luminent Mortgage Capital, Inc. (NYSE: LUM) announced today that subsequent to March 31, 2007 and through May 7, 2007, it has completed the repurchase of 2,194,900 shares of its common stock at an average price of $8.17. The stock repurchases were made through Luminent’s 10b(5) stock repurchase program. As of March 31, 2007, Luminent had 2,405,715 shares remaining on the stock repurchase authorization approved by its Board of Directors in February 2006.

“We are very pleased to complete these share repurchases and to create significant value for our shareholders,” said Gail P. Seneca, Luminent’s Chairman and Chief Executive Officer.

Luminent also announced today that its Board of Directors has authorized an additional 5,000,000 share common stock repurchase program. Luminent will, at its discretion, purchase shares at prevailing prices through open market transactions subject to the provisions of SEC Rule 10b (18), in privately negotiated transactions and through its 10b(5) stock repurchase program. With the new stock repurchase authorization from its Board, Luminent now has the ability to repurchase 5,210,815 shares of common stock.

“We are committed to creating value for our shareholders through additional common stock repurchases while our stock price is significantly below our book value per share,” commented Ms Seneca.

Luminent was formed in April 2003, and its common stock trades on the New York Stock Exchange under the ticker “LUM.” Luminent’s Residential Mortgage Credit strategy invests in mortgage loans originated in cooperation with selected high-quality providers within certain established criteria, as well as subordinated mortgage-backed securities that have credit ratings below AAA. Luminent’s Spread strategy invests primarily in US agency and other highly-rated single-family, adjustable-rate and hybrid adjustable-rate mortgage-backed securities and leverages these investments through repurchase agreements and commercial paper. Luminent’s website can be found at www.luminentcapital.com.

This news release and Luminent’s filings with the Securities and Exchange Commission contain forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements convey Luminent’s current expectations or forecasts of future events. All statements contained in this press release other than statements of historical fact are forward-looking statements. Forward-looking statements include statements regarding our financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations. The words “may continue”, “estimate”, “intend”, “project”, “believe”, “expect”, “plan”, “anticipate” and similar terms may identify forward-looking statements, but the absence of such words does not necessarily mean that a statement is not forward-looking. These forward-looking statements include, among other things, statements about:

•	the flattening of, or other changes in the yield curve, on Luminent’s investment strategies;

•	changes in interest rates and mortgage prepayment rates;

•	Luminent’s ability to obtain or renew sufficient funding to maintain its leverage strategies;

•	continued creditworthiness of the holders of mortgages underlying Luminent’s mortgage-related assets;

•	the possible effect of negative amortization of mortgages on Luminent’s financial condition and REIT qualification;

•	potential impacts of Luminent’s leveraging policies on its net income and cash available for distribution;

•	the power of Luminent’s Board of Directors to change its operating policies and strategies without stockholder approval;

•	effects of interest rate caps on Luminent’s adjustable-rate and hybrid adjustable-rate loans and mortgage backed securities;

•	the degree to which Luminent’s hedging strategies may or may not protect it from interest rate volatility;

•	Luminent’s ability to invest up to 10% of its investment portfolio in residuals, leveraged mortgage derivative securities and shares of other REITs as well as other investments; and

•	volatility in the timing and amount of Luminent’s cash distributions.

Any or all of Luminent’s forward-looking statements in this press release, may turn out to be inaccurate. Luminent has based these forward-looking statements largely on its current expectations and projections about future events and future trends that it believes may affect its financial condition, results of operations, business strategy and financial needs. They may be affected by inaccurate assumptions Luminent might make or by known or unknown risks and uncertainties, including the risks, uncertainties and assumptions described under the caption ‘Risk Factors’ in the documents Luminent files from time to time with the Securities and Exchange Commission after the date of this press release. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur as contemplated and actual results could differ materially from those anticipated or implied by Luminent’s forward-looking statements.

You should not rely unduly on those forward-looking statements, which speak only as of the date of this press release. Unless required by the federal securities laws, Luminent undertakes no obligation to update publicly or revise any forward-looking statements to reflect new information or future events.